Exhibit 5.1

February 23, 2018

Securities and Exchange Commission

100 F St., N.E.

Washington, D.C. 20549

Re: Deluxe Corporation

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Deluxe Corporation, a Minnesota corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Company of up to 6,390,547 shares of common stock, par value $1.00 per share, of the Company pursuant to the Company’s 2017 Long-Term Incentive Plan (the “Plan”).

We have examined the Registration Statement and the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.  As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In rendering the opinions set forth below, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and (v) the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the shares to be issued in accordance with the Plan and that, when issued and sold as contemplated in the Registration Statement and in accordance with the Plan, such shares will be legally issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Minnesota Business Corporation Act.  This opinion speaks only as of the date the Registration Statement becomes effective under the Securities Act and we assume no obligation to revise or supplement this opinion thereafter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

FAEGRE BAKER DANIELS LLP

By:	/s/ Amy C. Seidel
Amy C. Seidel